EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mewbourne Energy Partners 03-A, L.P. (the “Registrant”) on Form 10-Q for the three months ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned hereby certifies, in the capacity as indicated below and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ J. Roe Buckley
Name: J. Roe Buckley
Date: November 14, 2008	Title: Chief Financial Officer
Mewbourne Development Corporation